                                                                   EXHIBIT (b) 2

PHONETEL TECHNOLOGIES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET AT DECEMBER 31, 1995

- -------------------------------------------------------------------------------


                                                               International      International
                                              PhoneTel           Payphones          Payphones           Paramount
                                            Technologies      South Carolina        Tennessee         Communications      Ref
                                          -----------------  ------------------  -----------------  -------------------  -------
Assets
- ------
   Current assets:

       Cash                                       $713,462             $11,336            $17,321             $479,984   [1,2]
       Accounts receivable, net                    901,508             142,801             48,996              275,623    [1]
       Other current assets                        185,634                   -             15,020                    -    [1]
                                          -----------------  ------------------  -----------------  -------------------
          Total current assets                   1,800,604             154,137             81,337              755,607

   Property and equipment, net                  14,099,111           1,022,427            276,811              788,582    [2]
   Intangible assets, net                       11,592,157             126,810                  -              146,029   [1,2]
   Other assets                                  1,425,384                   -                  -               15,098   [1,2]

                                          -----------------  ------------------  -----------------  -------------------
                                               $28,917,256          $1,303,374           $358,148           $1,705,316
                                          =================  ==================  =================  ===================

Liabilities and Shareholders' Equity
- ------------------------------------
   Current liabilities:

       Current portion of long-term debt        $1,010,412            $475,888            $73,978             $483,246   [1,2]
       Current portion capital leases              288,972                   -                  -                    -
       Accounts payable                          2,772,306             151,539              2,717              373,866   [1,2]
       Accrued expenses                          1,610,100                   -             18,392              221,490   [1,2]
       Deferred income taxes                             -                   -              6,000                    -    [1]
       Deferred revenues                                 -                   -                  -                    -
       Contractual settlements and
          restructuring charges                    962,338                   -                  -                    -
                                          -----------------  ------------------  -----------------  -------------------
          Total current liabilities              6,644,128             627,427            101,087            1,078,602

   Long-term debt                                9,318,501             643,935            118,654                    -    [2]
   Obligations under capital leases              3,243,965              95,895                  -                    -    [2]
   14% convertible preferred stock                       -                   -                  -                    -    [2]

   Other shareholder's equity:

       10% nonvoting preferred stock             5,305,340                   -                  -                    -
       10% redeemable preferred stock                    1                   -                  -                    -
       8% cumulative preferred stock               981,084                   -                  -                    -
       7% convertible preferred stock              200,000                   -                  -                    -
       Common stock                                 28,554              10,000              3,321                  100    [2]
       Additional paid in capital               16,649,559              57,224            106,000               19,900    [2]
       Accumulated (deficit) earnings          (13,453,876)           (131,107)            29,086              606,714   [1,2]
                                          -----------------  ------------------  -----------------  -------------------
                                                 9,710,662             (63,883)           138,407              626,714

                                          =================  ==================  =================  ===================
                                               $28,917,256          $1,303,374           $358,148           $1,705,316
                                          =================  ==================  =================  ===================


                                              Pro Forma                    Pro Forma
                                             Adjustments                  Adjustments
                                                 for                        for Debt           Pro Forma
                                             Acquisitions       Ref      Restructuring          Combined
                                          -------------------  -------  -----------------  -------------------
Assets
   Current assets:

       Cash                                     ($14,883,421)   [3]          $14,552,395             $891,077
       Accounts receivable, net                     (418,424)                          -              950,504
       Other current assets                          (15,020)                          -              185,634
                                          -------------------           -----------------  -------------------
          Total current assets                   (15,316,865)                 14,552,395            2,027,215

   Property and equipment, net                     7,748,805    [3]              346,500           24,282,236
   Intangible assets, net                          9,061,294    [3]            3,838,638           24,764,928
   Other assets                                     (940,098)                          -              500,384

                                          -------------------           -----------------  -------------------
                                                    $553,136                 $18,737,533          $51,574,763
                                          ===================           =================  ===================

Liabilities and Shareholders' Equity
- ------------------------------------
   Current liabilities:

       Current portion of long-term debt           ($874,208)   [3]           $1,305,954           $2,475,270
       Current portion capital leases                      -                           -              288,972
       Accounts payable                             (376,584)   [3]           (2,619,746)             304,098
       Accrued expenses                             (361,421)                          -            1,488,561
       Deferred income taxes                          (6,000)                          -                    -
       Deferred revenues                                   -    [3]            1,200,000            1,200,000
       Contractual settlements and
          restructuring charges                            -    [3]             (753,500)             208,838
                                          -------------------           -----------------  -------------------
          Total current liabilities               (1,618,213)                   (867,292)           5,965,739

   Long-term debt                                   (762,589)   [3]           14,567,927           23,886,428
   Obligations under capital leases                  (76,419)   [3]           (3,243,965)              19,476
   14% convertible preferred stock                   621,664    [3]            5,647,823            6,269,487

   Other shareholder's equity:

       10% nonvoting preferred stock                       -                           -            5,305,340
       10% redeemable preferred stock                      -    [3]                   (1)                   -
       8% cumulative preferred stock                       -    [3]             (981,084)                   -
       7% convertible preferred stock                      -    [3]             (200,000)                   -
       Common stock                                   (8,103)   [3]                  164               34,036
       Additional paid in capital                  2,901,488    [3]            6,503,792           26,237,963
       Accumulated (deficit) earnings               (504,692)   [3]           (2,689,831)         (16,143,706)
                                          -------------------           -----------------  -------------------
                                                   2,388,693                   2,633,040           15,433,633

                                          ===================           =================  ===================
                                                    $553,136                 $18,737,533          $51,574,763
                                          ===================           =================  ===================


   The accompanying notes are an integral part of these financial statements.

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